UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Greenbacker Renewable Energy Company LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

Dear Shareholder:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Greenbacker Renewable Energy Company LLC (the “Company”), to be held virtually at 9:00 A.M., Eastern Time, on May 31, 2023. The meeting can be accessed by visiting www.proxypush.com/greenbacker, where you will be able to listen to the meeting live and vote online.

The Notice of 2023 Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked: (i) to elect seven directors of the Company, who will each serve for a term of one year, or until his/her successor is duly elected and qualified; (ii) to approve by resolution, on an advisory basis, the Company’s executive compensation; (iii) to advise on the frequency of future shareholder advisory votes on the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

It is important that your shares of the Company’s limited liability company interests (the “Shares”) be represented at the Annual Meeting regardless of the number of Shares you hold. If you are unable to attend the Annual Meeting in person, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided or vote via the Internet at the Company’s electronic voting site at www.proxypush.com/greenbacker. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxypush.com/greenbacker prior to the deadline of May 26, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on May 31, 2023. Online access will open at approximately 8:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive after completing your registration.

Sincerely,

/s/ Charles Wheeler
Charles Wheeler
Chairman, President & Chief Executive Officer

April 17, 2023
New York, New York

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 31, 2023

Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Greenbacker Renewable Energy Company LLC (the “Company”) will be held virtually by visiting www.proxypush.com/greenbacker on May 31, 2023, at 9:00 A.M., Eastern Time, to consider and act upon the following:

1.	To elect the seven members to the Company’s Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified.

2.	To vote on a resolution to approve, on an advisory basis, the Company’s executive compensation.

3.	To vote, on an advisory basis, regarding the frequency of future shareholder advisory votes on the Company’s executive compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

You have the right to receive notice of and to vote at the Annual Meeting if you were a shareholder of record at the close of business on March 15, 2023.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxypush.com/greenbacker prior to the deadline of May 26, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. Shareholders participating in our virtual Annual Meeting will be able to submit questions prior to the Annual Meeting and may listen and vote during the meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on May 31, 2023. Online access will open at approximately 8:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive after completing your registration.

If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed, postage-prepaid envelope provided or vote via the Internet at the Company’s electronic voting site at www.proxypush.com/greenbacker. Please refer to the voting instructions provided on your proxy card or on the electronic voting site, as applicable. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares are contained in the Proxy Statement and your proxy card. The Company has enclosed a copy of the Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.greenbackercapital.com/greenbacker-renewable-energy-company.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting.

By Order of the Board of Directors,

/s/ Charles Wheeler
Charles Wheeler
Chairman, President & Chief Executive Officer

April 17, 2023
New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2023.

THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR
THE FISCAL YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE AT
www.greenbackercapital.com/greenbacker-renewable-energy-company.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND IN
ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL
MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE
OR VOTE VIA THE INTERNET AT THE ELECTRONIC VOTING SITE AT
www.proxypush.com/greenbacker.

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 31, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Company”), for use at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held virtually at 9:00 A.M., Eastern Time, on Tuesday, May 31, 2023. The meeting can be accessed by visiting www.proxypush.com/greenbacker where you will be able to listen to the meeting live and vote online.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxypush.com/greenbacker prior to the deadline of Friday, May 26, 2023, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. Shareholders participating in our virtual Annual Meeting will be able to submit questions prior to the Annual Meeting and may listen and vote during the meeting.

This Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about April 19, 2023 and are available at www.greenbackercapital.com/greenbacker-renewable-energy-company.

The Company’s Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 15, 2023 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of the Company’s limited liability company interests (the “Shares”) that they held on the Record Date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 198,482,500 Shares outstanding. Each Share entitles its holder to one vote at the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. Pursuant to the Company’s Fifth Amended and Restated Limited Liability Company Operating Agreement (the “Fifth Operating Agreement”), a quorum will be present if at least a majority of the outstanding Shares entitled to vote are represented by shareholders present at the Annual Meeting or by proxy. On the Record Date, there were 198,482,500 Shares outstanding and entitled to vote. Thus, 99,241,251 Shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, custodian or other nominee) or if you vote in person at the Annual Meeting. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

What is a proxy?

A proxy is a person you appoint to vote your Shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your Shares may be voted. If you vote by proxy, you will be designating Spencer Mash as your proxy. Mr. Mash may act on your behalf and have the authority to appoint a substitute to act as your proxy.

How do I vote?

You may attend the Annual Meeting at 9:00 A.M., Eastern Time, on Tuesday, May 31, 2023 at www.proxypush.com/greenbacker where you will be able to listen to the meeting live and vote online. Whether you hold Shares directly as the shareholder of record or indirectly as the beneficial owner of Shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for Shares you hold in street name, by submitting voting instructions to your broker or nominee. You can vote by mail or by Internet. You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For Shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided. If you want to vote via the Internet, please go to the electronic voting site at www.proxypush.com/greenbacker and follow the on-line instructions. If you vote by the Internet, you do not need to return your proxy card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Share you own as of the Record Date.

Is my vote confidential?

Yes. All votes remain confidential, unless you provide otherwise.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your Shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a letter of revocation to the Company at 230 Park Avenue, Suite 1560, New York, NY 10169, Attention: Annual Meeting of Shareholders’ Election Official; or

●	You may virtually attend the Annual Meeting and notify the election official at the Annual Meeting that you wish to revoke your proxy and vote during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your Shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

What if I sign and return my proxy but do not provide voting instructions?

Proxy cards or voting instruction cards that are signed, dated and returned but do not contain voting instructions will be voted:

●	Proposal No. 1: “FOR” the election of each of the seven nominees named herein to serve on the Board of Directors of the Company.

●	Proposal No. 2: “FOR” the advisory resolution approving the Company’s executive compensation.

●	Proposal No. 3: For the proposal to seek the advisory vote on the Company’s executive compensation “EVERY YEAR.”

How many votes are needed to approve each proposal?

Proposal No. 1:         For the election of directors, the seven nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” or votes withheld with respect to any or all of the nominees will affect the outcome.

Proposal No. 2:        The resolution approving the Company’s executive compensation is an advisory vote. A majority of votes “FOR” such executive compensation (among votes properly cast in person or by proxy) will approve the Company’s executive compensation. Only votes “FOR” or votes “AGAINST” with respect to the resolution approving executive compensation will affect the outcome.

Proposal No. 3:        The vote to determine when the advisory vote on the Company’s executive compensation should occur is advisory. A majority of votes for “EVERY YEAR” (among votes properly cast in person or by proxy) will recommend seeking the advisory vote on the Company’s executive compensation every year. Only votes for “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” with respect to the proposal to seek advisory votes on executive compensation every year will affect the outcome.

How can I find out the results of the voting at the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Where can I obtain additional information?

The Company makes available free of charge on its website, www.greenbackercapital.com/greenbacker-renewable-energy-company, its Annual Report as soon as reasonably practicable after the Company electronically files the Annual Report with the SEC.

DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Information about the Board of Directors

Our business and affairs are overseen by our Board of Directors, as provided by our Fifth Operating Agreement and Delaware law. The Board of Directors currently has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of shareholders or until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our Fifth Operating Agreement, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our Board of Directors consists of seven members, a majority of whom are independent directors as such term is defined in NASDAQ Listing Rule 5605(a)(2). We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Our Board of Directors serves in a fiduciary capacity to us and has a fiduciary duty to our shareholders. This means that each director must perform his or her duties in good faith and in a manner that each director considers to be in our best interest and in the best interests of the shareholders. Our Board of Directors has a fiduciary responsibility for the safekeeping and use of all of our funds and assets and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of us.

Board of Directors

Our Board of Directors includes seven directors. Effective upon the election of directors at the Annual Meeting, our Board of Directors will include the following members:

Name	Age	Position	Director Since
David Sher	59	Director	2012
Charles Wheeler	62	Chairman, President & Chief Executive Officer	2012
Robert Brennan	62	Director	2019
Kathleen Cuocolo	71	Independent Director	2013
Cynthia Curtis	63	Independent Director	2019
Robert Herriott	53	Independent Director	2013
David M. Kastin	55	Independent Director	2013

Biographical Information of Director Nominees

The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director.

David Sher. Mr. Sher has been a board member since our inception in December 2012. Mr. Sher has also served as Chief Executive Officer of Greenbacker Capital Management (“GCM”) since its inception in December 2012, director of Greenbacker Renewable Energy Corporation (“GREC”) since November 2011, and Co-Chief Executive Officer of Greenbacker Group LLC (“Group LLC”) since August 2012. He is a member of the Company’s investment committee. Prior to joining our company, Mr. Sher was a senior adviser at Prospect Capital Management L.P., a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused investment company, from June 2009 to January 2011. Prior to joining Prospect Capital, Mr. Sher was a serial entrepreneur founding a number of ventures in the financial services and brokerage industry. In 2002, Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. In May of 2007, that company was sold to a group of investors. Prior to co-founding ESP,

Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. Additionally, in September 1997, he co-founded, developed and managed Lafayette Capital Management LLC, a statistical arbitrage hedge fund. Mr. Sher also spent six years at Bear Stearns where he developed trading ideas and strategies for correspondent clearing customers from 1991 to 1997. Mr. Sher holds a Master of International Affairs from Columbia University and Bachelor of Arts in Political Science from Rutgers University. Mr. Sher was selected to serve as a director because he is the Chief Executive Officer of GCM and has over 20 years of executive experience in various areas, having previously served as founder and chief executive officer of several companies, including two broker-dealers. He has substantial private equity and investing experience involving originated loan transactions, including serving as a senior adviser at Prospect Capital Corporation, a publicly traded business development company (NASDAQ: PSEC). He also has experience working in the renewable energy sector, including a transaction involving the proposed sale of a 28MW biomass power plant to a private equity firm.

Charles Wheeler. Mr. Wheeler has served as our Chief Executive Officer, President, and as a board member since our inception in December 2012. Mr. Wheeler has also served as President of GCM and Co-Chief Executive Officer of Group LLC since August 2012 (having served as a Managing Director of Group LLC since August 2011). He is a member of the Company’s investment committee. Mr. Wheeler is a veteran of the investment banking industry having spent 24 years, from 1987 to January 2011, with the Macquarie Group, one of Australia’s leading investment banks. During that time, Mr. Wheeler held several senior positions with the Macquarie Group, including Head of Financial Products for North America from 2007 to January 2009 and Head of Renewables for North America from September 2007 to December 2010. From 1998 to August 2007, Mr. Wheeler was a Director of the Financial Products Group at Macquarie in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. Prior to joining Macquarie, Mr. Wheeler was a tax manager with Touche Ross & Co. in Australia (which was merged into KPMG in Australia). Mr. Wheeler holds a Bachelor of Economics from Sydney University and is a member of the Institute of Chartered Accountants of Australia. Mr. Wheeler was selected to serve as a director because he is our Chief Executive Officer and has significant knowledge of, and relationships within, the project and structured finance industry and the renewable energy sector due to his numerous positions with the Macquarie Group. Mr. Wheeler also brings his extensive background in project and structured finance to bear on the renewables sector. He has experience working in the solar and wind energy sectors while at Macquarie, including a transaction involving the purchase and subsequent management of a large portfolio of distributed solar assets located in California, the consideration of several proposals to invest equity into solar thermal power plants across the Southwest, the acquisition of a wind developer in Texas, and the evaluation of numerous wind development opportunities across Canada and the United States. Furthermore, during his tenure at Macquarie, Mr. Wheeler participated in several other renewable energy resource transactions, including a proposal to invest equity into a significant unlisted geo-thermal developer based in Nevada.

Robert Brennan. Mr. Brennan has been a director since May 2019. Mr. Brennan has served as Co-Chair of the Board of Directors of Group LLC and as a non-executive officer of GCM since December 1, 2017. He is a member of the Company’s investment committee. Mr. Brennan was previously a Senior Managing Director and Head of Guggenheim Partners Commercial Real Estate Finance Group where from 2010 to 2017 he built a national commercial mortgage loan origination, servicing and asset management business responsible for nearly $10 billion of loans for client investment portfolios. Additionally, Mr. Brennan was an executive member and founding investor of Pillar Financial, Guggenheim’s GSE licensed lending, mortgage banking, and servicing affiliate which was sold to SunTrust Bank in late 2016. During his 34-year Wall Street career, Mr. Brennan spent the last 26 years focused on real estate, in which he played a wide range of roles including trading, origination, structuring and banking, and asset management. Mr. Brennan was involved with a broad array of property and project types ranging from conventional incoming producing to project-based transactions. Prior to Guggenheim, he was the Global Head of Credit Suisse’s Real Estate Finance and Securitization Group which was a dominant global leader in the commercial real estate finance industry. Mr. Brennan joined Credit Suisse in November 2000 when it was merged with Donaldson, Lufkin and Jenrette (“DLJ”), where he was a Managing Director and Head of the Commercial Mortgage Group. Mr. Brennan held previous positions at UBS Securities and L.F. Rothschild and started his career in 1983 with E.F. Hutton where he was an Associate in the Investment Banking Division. Mr. Brennan is a graduate of the University of Vermont and holds a Master of Business Administration from New York University. He is a member of the Board of Directors of the Commercial Real Estate Finance Council where he chairs the long-range planning and investment committee. He is also a member of the Board of Directors of CRE Finance Council. Mr. Brennan was selected to serve as a director based upon his extensive experience in asset management.

Kathleen Cuocolo. Ms. Cuocolo, an independent director since July 2013, is currently President of Syntax, LLC, a company that has created a new class of equity indices — Syntax Stratified Indices. She is responsible for overseeing the business and infrastructure development at Syntax of a family of Stratified IndicesTM and Stratified FundsTM. Ms. Cuocolo was formerly Managing Director, Head of Global ETF Accounting and Administration at Bank of New York Mellon from April 2008 until March 2013. Prior to Bank of New York Mellon, she was President of Cuocolo & Associates from January 2004 through March 2008 where she specialized in board governance services. From September 1982 through July 2003, Ms. Cuocolo served as Executive Vice President of State Street Corporation where she was also Head of US Fund Administration Services and the founder of Exchange Traded Fund Services. In addition, Ms. Cuocolo has served as independent director of Guardian Life Mutual Funds from June 2006 through their acquisition by RS Investments in December 2007, Chairperson of Select Sectors SPDR Trust from August 2000 through October 2007, trustee of SPDR Trust from January 1993 through July 2003, President and Director of The China Fund from September 1999 through July 2003 and President of the State Street Master Funds from January 2000 through July 2003. Ms. Cuocolo received her Bachelor of Arts from Boston College in accounting. She is currently and has been a certified public accountant in Massachusetts since 1981. Ms. Cuocolo was selected to serve as an independent director based upon her extensive experience in financial service administration and as an investor.

Cynthia Curtis. Ms. Curtis has been an independent director since May 2019. Since January 2023, Ms. Curtis has served as Senior Vice President, Head of Portfolio ESG at Revantage, a global company services provider serving Blackstone portfolio companies and investments. From August 2015 to January 2023, Ms. Curtis was Senior Vice President of Sustainability for JLL, a Fortune 200 commercial real estate services company, where she was responsible for embedding sustainability broadly throughout JLL’s business as well as those of its clients. Ms. Curtis also collaborated with JLL’s Investor Relations team to engage with investors on JLL’s ESG strategy and results, and represented the company on the World Green Building Council’s Corporate Advisory Board. Previously, Ms. Curtis has worked in the public, private and non-profit sectors, including Ceres, CA Technologies, where she served as Vice President and Chief Sustainability Officer, and EMC (now Dell), where she was Senior Director, Services Marketing. She lives in the Boston area, is a member of the New England Women in Energy and the Environment, chairs the Wellesley Village Church Energy Committee, and built one of the region’s first gold LEED-certified residences. Ms. Curtis holds a Bachelor of Arts in history and psychology from Boston College and a Master of International Management degree from Arizona State University’s Thunderbird School of Global Management. Ms. Curtis was selected to serve as an independent director based on her extensive experience in marketing and sustainability.

Robert Herriott. Mr. Herriott, an independent director since July 2013, founded RBT Public Affairs Group in January 2009. Mr. Herriott has worked in public affairs since 1994 serving in various political, legislative, and governmental liaison roles. In his capacity with RBT Public Affairs Group, Mr. Herriott has been involved with legislative and regulatory issues concerning FATCA, the Dodd-Frank Act, and Investment Management Operational Due Diligence, among others including Green Energy Initiatives and Healthcare. Prior to forming RBT Public Affairs Group, Mr. Herriott served from January 2007 to April 2009 as an internal advisor to the Toy Industry Association assisting in the legislative and regulatory reform of the industry, and harmonizing manufacturing standards between the United States, China and the European Union. Mr. Herriott has testified before legislative bodies regarding pending legislation, and has spoken throughout the U.S. and internationally on how to interact with government, communication strategy, the U.S. legislative process, and specific industry issues pending before governmental entities. Mr. Herriott continues to advise clients on macro and micro governmental and political risk analysis, as well as reputation management and public affairs campaigns. Since joining the Company as an independent director, Mr. Herriott has earned a certificate in Energy Innovation and Emerging Technologies from Stanford University and a Directorship Certification from the National Association of Corporate Directors. Mr. Herriott holds a Bachelor of Arts in political science and psychology from the University of West Georgia. Mr. Herriott was selected to serve as an independent director based on his extensive experience with legislative and regulatory issues, and with federal government energy initiatives, in particular.

David M. Kastin. Mr. Kastin has been an independent director since July 2013. Since December 2022, he has been the Executive Vice President, Chief Legal Officer and Corporate Secretary of Bed, Bath & Beyond, Inc. From August 2020 to December 2022, he was the General Counsel and Corporate Secretary of Clever Leaves International, Inc. From August 2015 through January 2020, he was Senior Vice President, General Counsel and Corporate Secretary of Vitamin Shoppe, Inc. From August 2007 through August 2015, Mr. Kastin was Senior Vice President, General Counsel and Corporate Secretary of Town Sports International Holdings, Inc. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave Leighton Paisner LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission. Mr. Kastin received his Bachelor of Arts in finance at George Washington University and his Juris Doctor from Cardozo School of Law. Mr. Kastin was selected to serve as an independent director based on his extensive experience as a legal and strategic advisor to publicly traded companies and his expertise in corporate governance matters.

There is no family relationship between and among any of the Company’s executive officers or directors.

The Company’s Board of Directors held 17 meetings during the fiscal year ended December 31, 2022. All directors attended all of the board meetings held in 2022, except for Robert Brennan, who attended a majority of the board meetings held in 2022. All committee members attended all of the meetings of the committee(s) of which he/she was a member, if any, during 2022. The Company encourages all directors to attend the annual meeting of shareholders but does not have a written policy on board attendance at its annual meetings of shareholders. Charles Wheeler, David Sher, Kathleen Cuocolo, Cynthia Curtis, Robert Herriott and David Kastin attended the 2022 annual meeting of shareholders.

Risk Oversight and Board Leadership Structure

Through its direct oversight role, and indirectly through its committees, the Board of Directors performs a risk oversight function for the Company consisting of, among other things, the following activities: (i) at regular and special board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (ii) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (iii) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and (iv) meeting with, or reviewing reports prepared by, the representatives of the Company’s key service providers, including its independent registered public accounting firm, to review and discuss the Company’s activities and to provide direction with respect thereto.

We operate under the direction of our Board of Directors, a majority of whom are independent ― Kathleen Cuocolo, Cynthia Curtis, Robert Herriott, and David M. Kastin. Charles Wheeler, who also serves as Chief Executive Officer and President of the Company and President of GCM, and David Sher, who also serves as Chief Executive Officer of GCM, and Robert Brennan, who also serves as Co-Chair of the Board of Directors of Group LLC and as a non-executive officer of GCM, are the other members of our Board of Directors.

Charles Wheeler serves as the Company’s Chief Executive Officer as well as Chairman of the Company’s Board of Directors. The Board of Directors believes that Mr. Wheeler is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Company’s Board of Directors.

While the Board of Directors does not currently have a lead independent director, the Board of Directors, after considering various factors, has concluded that its structure of seven directors, four of whom are independent, is appropriate at this time. As the Company’s assets increase, the Board of Directors will continue to monitor the Company’s structure and determine whether it remains appropriate based on the complexity of the Company’s operations.

Committees of the Board of Directors

The entire Board of Directors considers all major decisions concerning the Company’s business. However, the Company’s Fifth Operating Agreement provides that the Company’s Board of Directors may establish such committees as the Board of Directors believes appropriate. The Board of Directors currently has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee and may establish additional committees from time to time as necessary. The Company’s Board of Directors will appoint the members of the committee in its discretion, provided that each member of the Audit Committee and the Compensation Committee must be independent.

Audit Committee

The members of the Company’s standing Audit Committee are Kathleen Cuocolo, Cynthia Curtis, Robert Herriott, and David M. Kastin, all of whom are independent directors as defined in NASDAQ Listing Rule 5605(a)(2). Kathleen Cuocolo chairs the Company’s Audit Committee and serves as the “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K of the Exchange Act.

The Audit Committee operates pursuant to a written charter and meets periodically, as necessary. The Audit Committee assists the Company’s Board of Directors in overseeing:

●	the integrity of the Company’s financial statements;

●	the Company’s compliance with legal and regulatory requirements;

●	the qualifications and independence of the Company’s independent auditors; and

●	the performance of the Company’s independent auditors and its internal audit function.

A copy of the Audit Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Audit Committee met five times during the fiscal year ended December 31, 2022. Each of the then-members of the Audit Committee attended all such meetings.

Nominating and Corporate Governance Committee

The members of the Company’s standing Nominating and Corporate Governance Committee are Robert Herriott, Robert Brennan, Cynthia Curtis, David Sher, and Charles Wheeler. Robert Herriott and Cynthia Curtis are the independent directors as defined in NASDAQ Listing Rule 5605(a)(2) on the committee. Robert Herriott chairs the Company’s Nominating/Corporate Governance Committee.

The Nominating and Corporate Governance Committee operates pursuant to a written charter approved by the Company’s Board of Directors and meets periodically, as necessary. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including:

●	assisting the Board of Directors in the oversight of corporate governance principles, policies and procedures;

●	identifying qualified candidates for Board of Directors and committee membership and recommending to the Board of Directors nominees to be voted on at the annual meeting of shareholders; and

●	developing and recommending to the Board of Directors, and assisting the Board of Directors in implementing, a set of corporate governance principles applicable to the Company.

A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2022. Each of the then-members of the Nominating and Corporate Governance Committee attended such meeting.

Shareholder Nominations for Director

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other directors, as well as the Company’s management and shareholders. A shareholder who wishes to recommend a prospective nominee for our Board of Directors must provide notice to the Company’s corporate secretary in accordance with the requirements set forth in the Company’s Fifth Operating Agreement, the Nominating and Corporate Governance Committee charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Spencer Mash, Corporate Secretary, Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

●	the name of the shareholder and evidence of the person’s ownership of Shares, including the number of Shares owned and the length of time of the ownership;

●	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated to the Board of Directors; and

●	if requested by the Nominating and Corporate Governance Committee, a completed and signed director’s questionnaire.

Compensation Committee

Prior to the acquisition of GCM, Greenbacker Administration LLC (“Greenbacker Administration”) and other affiliated companies on May 19, 2022 (the “Acquisition”), the Company did not have a compensation committee because its executive officers did not receive any direct compensation from the Company. However, the compensation payable to the Company’s investment adviser pursuant to the investment advisory agreement had been separately approved by the Board of Directors.

Following the Acquisition, the Company established a Compensation Committee to oversee the approval, administration and evaluation of the Company’s compensation plans and policies, review the compensation of the Company’s directors and executive officers and assist the Board with other related tasks from time to time. The members of the Company’s standing Compensation Committee are Cynthia Curtis, Kathleen Cuocolo, Robert Herriott and David M. Kastin, all of whom are independent directors as defined in NASDAQ Listing Rule 5605(a)(2). Cynthia Curtis chairs the Company’s Compensation Committee.

The Compensation Committee operates pursuant to a written charter approved by the Company’s Board of Directors and meets periodically, as necessary. The charter sets forth the responsibilities of the Compensation Committee, including:

●	establishing the Company’s philosophy and strategy pertaining to the compensation of the executive officers, including the balance between or mix of base salaries, cash and equity-based incentive compensation and other compensation components for the executive officers and the non-employee directors;

●	reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and executive officers and evaluating such officers’ performance relative to those goals and objectives, and setting the compensation for such officers annually;

●	reviewing and approving new or materially amended employment, severance or termination agreement with any current or prospective executive officers;

●	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;

●	making recommendations to the Board of Directors with respect to the Company’s incentive compensation plans and equity-based plans; and

●	making recommendations to the Board of Directors for approval with respect to the types and structures of employee retirement plans.

A copy of the Compensation Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Compensation Committee was established in 2023 and therefore did not meet during the fiscal year ended December 31, 2022.

Code of Ethics

The Company adopted a written Code of Ethics designed to promote ethical conduct by all of the Company’s directors, officers and employees based upon the standards set forth under Item 406 of Regulation S-K of the Exchange Act. The Code of Ethics applies to all Company employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Company’s Code of Ethics is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company.

Shareholder Communications to the Board of Directors

Shareholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the independent directors as a group, by writing to the following address:

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that the Company determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and each person who owns more than ten percent of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Shares and other equity securities. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a Reporting Person complied with all Section 16(a) filing requirements in a timely manner during such fiscal year, except for the following: one Form 3 filing related to holdings of two share classes and one Form 4 filing related to a transaction by Michael Landenberger; one Form 3 filing related to Company holdings of two share classes and two Form 4 filings related to transactions by Mehul Mehta; one Form 3 filing related to Company holdings of two share classes and one Form 4 filing related to a transaction by Spencer Mash; one Form 4 filing related to two transactions by David Sher; and one Form 3 filing related to Company holdings of two share classes and one Form 4 filing related to a transaction by Charles Wheeler. It should be noted that all of the late Form 3 filings relate to the Company’s oversight in making these filings when the Reporting Person became an executive officer of the Company during fiscal year 2022. It should also be noted that five of the six late Form 4 filings referenced above were in connection with the Reporting Persons’ receipt of Class P-I common shares (the “Class P-I Shares”) on December 15, 2022 in their capacity as a member of Group LLC in connection with holdback arrangements related to the Acquisition.

Executive Officers

The following table provides information on our current executive officers.

Name	Age	Position
Charles Wheeler	62	Chairman, President & Chief Executive Officer
Spencer Mash	42	Chief Financial Officer, Treasurer and Secretary
Mehul Mehta	38	Chief Investment Officer
Michael Landenberger	44	Chief Accounting Officer

Charles Wheeler. Mr. Wheeler’s biography appears under the heading “Biographical Information of Director Nominees.”

Spencer Mash. Mr. Mash has served as our Chief Financial Officer, Treasurer, and Secretary and as Chief Financial Officer of GCM and Greenbacker Administration since August 2022. Mr. Mash joined GCM’s previous parent, Group LLC, in February 2011. Mr. Mash has experience in structuring, modeling, performing diligence for, and executing transactions such as mergers and acquisitions, investments in private debt securities and bankruptcy restructurings. Prior to joining GCM, from 2010 to 2011, Mr. Mash was employed by TM Capital Corp., a boutique investment bank where he focused on sell side mergers and acquisitions, assignments, and bankruptcy restructurings. From 2008 to 2009, Mr. Mash was an investment analyst at Gandhara Capital LTD, a long / short hedge fund investing in global large cap public equity. From 2005 to 2008, Mr. Mash was employed by Deerfield Capital Management in its Leveraged Finance Group. Mr. Mash’s duties included performing in-depth due diligence and financial analyses, negotiating loan documentation and monitoring for over 20 investments in private middle market first lien, second lien, mezzanine, and one-stop senior secured debt investments. From 2003 to 2005, Mr. Mash was an analyst at Bank of America Merrill Lynch, where he analyzed, structured, and marketed financial sponsor- and mergers and acquisitions-related leveraged loan and high yield securities. Mr. Mash graduated magna cum laude from The University of Pennsylvania’s Wharton School of Business with a Bachelor of Science in Economics with a concentration in Finance and Marketing.

Mehul Mehta. Mr. Mehta has served as our Chief Investment Officer since May 2022 and as the Chief Investment Officer of GCM since October 2021. Mr. Mehta is responsible for analyzing all potential asset acquisitions, has extensive experience in structuring, modeling, and performing diligence for energy finance. He joined GCM in

June 2016 bringing with him 10 years of experience within energy finance, working in a wide variety of roles and functions over that period. From 2015 to 2016, Mr. Mehta worked at BlackRock Infrastructure Investment Group as an Associate within the Global Renewable Power team, helping structure and execute investments into the North American renewable power space. Prior to this role, he worked at UBS within the equity research department helping cover alternative energy and semiconductor capital equipment companies, working on a team consistently ranked as a top research team by Institutional Investor. From 2012 to 2014 he worked at Recurrent Energy, a leading solar developer, where he worked in Business Planning and Analysis, helping oversee development, construction, and operations of solar assets and in the Originations group helping to analyze deals for bidding and executing Power Purchase Agreements. Mr. Mehta began his career as a power and natural gas options trader, first at Bank of America Merrill Lynch from 2006 to 2009 and later from 2009 to 2010 at Hess Energy Trading Company (now Hartree, a part of Oaktree Investments). Mr. Mehta holds a Bachelor of Arts in Mathematics and Economics from New York University and a Master of Business Administration from Yale University.

Michael Landenberger. Mr. Landenberger has been our Chief Accounting Officer since August 2022. He is also the Chief Accounting Officer of GCM and Greenbacker Administration. Mr. Landenberger is responsible for all areas of accounting, tax, internal and external financial reporting, including filings with the SEC and related internal controls, has extensive experience with U.S. GAAP, SEC regulations and SOX compliance including technical accounting matters, implementing new accounting standards, managing complex transactions, and internal and external audits. He joined GCM in December 2019, bringing with him almost 20 years of experience in finance and accounting, working for over 10 years in large international and regional public accounting firms and five years in finance and accounting leadership roles at a large public company. Mr. Landenberger worked at a large public company in the senior living industry from 2015 to 2019, the last four years as their Chief Accounting Officer, where he led the restructuring of the financial accounting, operational accounting, and financial reporting departments, including recruitment of sophisticated personnel, restructuring teams and processes to remediate prior control deficiencies. Mr. Landenberger was a member of the Executive Steering Committee and departmental leader for several systems implementations, and business transactions and restructuring. Prior to this role, he worked at a large international public accounting firm in their assurance practice, where he gained significant experience with technical accounting matters and SEC regulations, and also in another large international accounting firm working in their financial due diligence practice assisting clients in both buy and sell-side financial diligence and analysis. Mr. Landenberger holds a Bachelor of Arts in Accounting and Information Systems from the University of Massachusetts Amherst, and is a certified public accountant certified in the state of Massachusetts.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As a smaller reporting company, we have opted to comply with the executive compensation rules otherwise applicable to “smaller reporting companies,” as such term is defined in Rule 12b-2 under the Exchange Act.

Director Compensation

Compensation Program

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by the Company with a combination of cash and equity awards.

The Compensation Committee reviews the director compensation program and recommends proposed changes for approval by the Board of Directors. As part of this review, the Compensation Committee considers: (1) the significant amount of time expended and the skill level required by each director not employed by the Company in fulfilling his or her duties on the Board of Directors and its committees; (2) each director’s role and involvement on the Board of Directors and its committees; and (3) the market compensation practices and levels of our peer companies.

Summary Director Compensation Table For 2022

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Kathy Cuocolo	$240,000	$71,250	$—	$311,250
Cynthia Curtis	$225,000	$71,250	$—	$296,250
Robert Herriott	$225,000	$71,250	$—	$296,250
David Kastin	$245,000	$81,250	$—	$326,250

(1)	Amounts include fees earned for Board and committee services in 2022.

(2)	This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the Class P-I Shares of the Company. The fair value of the shares granted was determined based on the monthly share value (“MSV”) of the Class P-I Shares in effect as of the date of each grant.

(3)	Robert Brennan receives no compensation for his services as one of our directors. He is a non-executive officer of GCM.

Narrative to Director Compensation Table

All independent directors earned Board Fees of $165,000 in 2022. For the period from May to December 2022, Ms. Cuocolo earned an additional $15,000 as Audit Committee Chair. Going forward, Ms. Cuocolo will be paid $20,000 each complete year for her services as Audit Committee Chair.

In connection with the Acquisition, the Company formed a special committee comprised entirely of independent directors who represented a majority of the board of directors of the Company (the “Special Committee”). Members of the Special Committee received a monthly fee of $15,000 per month and the Chair of the Special Committee received an additional $5,000 monthly fee. As a result, Ms. Cuocolo, Ms. Curtis and Mr. Herriott earned total Special Committee Fees of $60,000 in 2022 and Mr. Kastin earned $80,000 as Chair of the Special Committee.

We granted Class P-I Shares to our directors in 2022 in the amounts set forth below:

Name	Stock Awards (#)
Kathy Cuocolo	8,073.115
Cynthia Curtis	8,073.115
Robert Herriott	8,073.115
David Kastin	9,209.737

Executive Officer Compensation

Compensation Program

Our executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company aims to reward above-average corporate performance and recognize individual initiative and achievement. Our executive compensation program is designed to attract, retain, motivate, and reward key executives and align their interests with that of our shareholders. We compensate our executive officers with a combination of cash and equity awards.

Summary Compensation Table for 2022

The following table sets forth all compensation awarded to, paid to, or earned by the following named executive officers for the fiscal year ended December 31, 2022. The compensation that we disclose relates to the period (1) beginning May 19, 2022, the date of the Acquisition, and the date on which we began to compensate our named executive officers, and (2) ending on December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles Wheeler,	2022	$310,904	$1,000,000	—	—	$1,310,904
Chief Executive Officer
Mehul Mehta,	2022	$314,322	$1,000,000	$1,918,438	$5,000	$3,237,760
Chief Investment Officer
Spencer Mash,	2022	$314,630	$1,000,000	$1,806,318	—	$3,120,948
Chief Financial Officer

(1)	In connection with the Acquisition, on May 19, 2022, Group LLC granted EO Awards to each of Messrs. Mehta and Mash. This column indicates the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the equity awards granted on May 19, 2022. See the heading, “Share-Based Compensation” in “Note 3. — Acquisitions” in the Notes to Consolidated Financial Statements (Non-Investment Basis) contained in the Company’s Annual Report for an explanation of the assumptions made in valuing these awards.

(2)	For 2022, all other compensation consisted of a $5,000 matching contribution for Mr. Mehta under the Company’s qualified 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Following is a brief summary of each core element of the compensation program for our named executive officers.

Greenbacker Group LLC Equity Incentive Plan

In connection with the Acquisition, Group LLC adopted the Greenbacker Group LLC Equity Incentive Plan (the “Group LLC EIP”) on May 19, 2022. The Group LLC EIP permits grants of Series E Membership Interests in Group LLC or in GB EO Holder LLC (we refer to these as “EO Awards”). The EO Awards vest in one, two or three tranches over a service period ranging from one, two, three years or longer, depending on whether and when certain run rate revenue levels are achieved. The EO Awards will initially not be entitled to share in any distributions paid by the Company but will have the potential to participate on a share-for-share basis with Class P-I Shares, subject to the satisfaction of separate quarter-end run-rate revenue benchmark targets. For further discussion associated with the terms of these equity grants, see the heading “Share-Based Compensation” in “Note 3. — Acquisitions” in the Notes to Consolidated Financial Statements (Non-Investment Basis) contained in the Company’s Annual Report.

Executive Protection Plan

GREC adopted the Greenbacker Renewable Energy Corporation Executive Protection Plan (the “EPP”) on May 19, 2022 for the benefit of certain management employees of GREC, the Company and their respective subsidiaries. The EPP provides for severance payments to participating executives of the Company following involuntary terminations of employment without cause or terminations of employment by the participating executives following a constructive termination of the executives’ employment. The severance provided under the EPP is conditioned on the executive’s adherence to certain restrictive covenants and the execution and non-revocation of a general release of claims.

Offer Letters

In connection with the closing of the Acquisition, each of Messrs. Wheeler, Mehta and Mash received offer letters from GREC, which set forth the material terms of their employment and compensation.

The material terms of Mr. Charles Wheeler’s employment are as follows: (i) a base salary of $500,000; (ii) a target bonus of 100% of base salary; (iii) participation in the EPP, under which Mr. Wheeler would be entitled to severance following a termination without cause by GREC or a constructive termination of Mr. Wheeler (each as defined in the EPP) equal to 2.0x the total amount of his base salary and average annual bonus; (iv) severance for a qualifying termination following a change of control equal to 3x the total amount of his base salary and average annual bonus; (v) a restrictive covenant period for non-compete and non-solicitation of 24 months in the case of a qualifying termination other than following a change in control, and a restrictive covenant period for 36 months in the case of a qualifying termination following a change in control; and (vi) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

The material terms of Mr. Mehta’s employment are as follows: (i) a base salary of $500,000; (ii) a bonus ranging from 50% to 350% of base salary, based on performance level; (iii) participation in the EPP, under which Mr. Mehta would be entitled to severance following a termination without cause by GREC or a constructive termination of Mr. Mehta (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus; (iv) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (v) a restrictive covenant period for non-compete and non-solicitation of 18 months in the case of a qualifying termination other than following a change in control, and a restrictive covenant period for 27 months in the case of a qualifying termination following a change in control; and (vi) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

The material terms of Mr. Mash’s employment are as follows: (i) a base salary of $500,000; (ii) a bonus ranging from 50% to 200% of base salary, based on performance level; (iii) participation in the EPP, under which Mr. Mash would be entitled to severance following a termination without cause by GREC or a constructive termination of Mr. Mash (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus; (iv) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (v) a restrictive covenant period for non-compete and non-solicitation of 18 months in the case of a qualifying termination other than following a change in control, and a restrictive covenant period for 27 months in the case of a qualifying termination following a change in control; and (vi) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers as of December 31, 2022:

		Stock Awards
Name	Grant Date	Equity Awards: Number of shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Charles Wheeler	—	—	—

Mehul Mehta

	5/19/2022	175,040(1)	$1,967,450

Spencer Mash
	5/19/2022	164,810(1)	$1,852,464

(1)	In connection with the Acquisition, on May 19, 2022, Group LLC granted EO Awards to each of Messrs. Mehta and Mash, which are profits interests that will vest upon the satisfaction of certain performance conditions, as more fully described under the heading “Share-Based Compensation” in “Note 3. — Acquisitions” in the Notes to Consolidated Financial Statements (Non-Investment Basis) contained in the Company’s Annual Report.

Pay Versus Performance

The following table sets forth compensation information and financial performance measures for the most recent fiscal year. We have elected to follow the scaled disclosure requirements applicable to Smaller Reporting Companies with respect to the Pay Versus Performance Table. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance Table

Year(s) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (1) (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1) (2) (e)	Value of Initial Fixed $100 Based On Total Shareholder Return(3)	Net (Loss) (g)
2022	$1,310,904	$1,310,904	$3,179,354	$3,226,933	$104.11	$(724,977)

(1)	For 2022, the PEO is Charles Wheeler and the Non-PEO named executive officers are Mehul Mehta and Spencer Mash.

(2)	The dollar amounts reported above for the PEO under “Compensation Actually Paid to PEO” and for the Non-PEO named executive officers under “Average Compensation Actually Paid to Non-PEO Named Executive Officers” represent the amounts actually paid to the PEO and the Non-PEO named executive officers, respectively, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amounts of compensation earned by or paid to the PEO or the average of the actual amounts of compensation earned by or paid to the Non-PEO named executive officers during the applicable years. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, these amounts reflect the amounts reported in the Summary Compensation Table (“SCT”), adjusted as follows:

(3)	Total Shareholder Return, or “TSR,” is determined based on the value of an initial fixed investment of $100 on May 19, 2022. Reflects the cumulative shareholder return over the period, computed in accordance with SEC rules, assuming an investment of $100 in our Class P-I Shares at a price per share equal to the MSV of our Class P-I Shares on May 19, 2022 and the measurement end point of the price of our Class P-I Shares on December 31, 2022. The price of our Class P-I Shares on May 19, 2022 was $8.798 and the price of our Class P-I Shares on December 31, 2022 was $8.801. Cumulative shareholder return is being calculated over the measurement period (1) beginning on May 19, 2022, the date of the Acquisition, and the date on which we began to compensate our named executive officers and (2) ending on December 31, 2022.

	2022	2022
	PEO	Non-PEO (Average)
SCT Total Comp	$1,310,904	$3,179,354
Subtract: Grant date fair value of equity awards granted during the covered year	0	(1,862,378)
Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year		1,909,957
Add: Change in fair value from end of prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	0	0
Add: Fair value as of vesting date of equity awards that were granted and vested in same year	0	0
Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	0	0
Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	0	0
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	0	0
Compensation Actually Paid	$1,310,904	$3,226,933

We generally seek to incentivize long-term performance and, therefore, do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K).

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the measurement period (1) beginning on May 19, 2022, the date of the Acquisition, and the date on which we began to compensate our named executive officers and (2) ending on December 31, 2022.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (Loss) during the measurement period (1) beginning on May 19, 2022, the date of the Acquisition, and the date on which we began to compensate our named executive officers and (2) ending on December 31, 2022.

OWNERSHIP OF SECURITIES

The following table sets forth, as of March 27, 2023, information with respect to the beneficial ownership of the Shares by:

●	each person known by the Company to beneficially own more than 5% of any class of outstanding Shares;

●	each of the Company’s directors, director nominees and named executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, all Shares are owned directly and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of all Shares Issued and Outstanding
David Sher(2)	1,192,396	0.60%
Charles Wheeler(2)	1,929,992	0.97%
Spencer Mash	1,132,083	0.57%
Mehul Mehta	742,440	0.37%
Michael Landenberger	39,318	0.02%
Robert Brennan(2)	2,156,799	1.09%
Kathleen Cuocolo	45,453	0.02%
Cynthia Curtis	15,784	0.01%
Robert Herriott	22,082	0.01%
David M. Kastin	21,393	0.01%
All officers and directors as a group (10 persons)*	7,297,739	3.67%

*	Percentages may not foot due to rounding.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169.

(2)	Excludes 2,439,302 shares of the Company beneficially owned by Group LLC, of which David Sher, Charles Wheeler and Robert Brennan are each members and directors. The board of directors of Group LLC consists of five directors. Messrs. Sher, Wheeler and Brennan’s percentage ownership interest, directly and indirectly, in Group LLC is 5.62%, 8.72% and 9.69%, respectively. David Sher, Charles Wheeler and Robert Brennan each disclaim beneficial ownership of the reported shares except to the extent of their pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Fifth Operating Agreement contains policies on transactions with affiliated persons. Pursuant to the terms of the Fifth Operating Agreement, our independent directors must review and approve transactions with affiliates.

2022 Related Transactions

As set forth in its Current Report on Form 8-K filed on May 23, 2022, on May 19, 2022, the Company completed the Acquisition pursuant to which it acquired substantially all of the business and assets, including intellectual property and personnel of its external advisor, GCM, Greenbacker Administration and certain other affiliated companies. All of the acquired business and assets were immediately thereafter contributed by the Company to its wholly owned subsidiary, GREC. As a result of the management internalization transaction, the Company operates as a fully integrated and internally managed company with its own internal executive management team and other employees to manage its business and operations.

The Board of Directors oversees the Company’s management. Until the Acquisition, GCM was responsible for managing the Company on a day-to-day basis and identifying and making investments on the Company’s behalf pursuant to a Fourth Amended and Restated Advisory Agreement, dated July 1, 2021, among the Company, GREC, and GCM, which agreement has since been terminated. Also, in connection with the Acquisition, the employment arrangements of the employees of Group LLC were assigned and transferred to GREC. Prior to the Acquisition, GCM was wholly owned by Group LLC, which was primarily owned by certain of the Company’s directors and/or officers until the Acquisition. From January 1, 2022 to May 19, 2022, the Company paid management fees, performance participation fees and expense reimbursement fees in the aggregate amount of $15,394,123 to GCM as its advisor and Greenbacker Administration as its administrator. For a further description of these agreements and the fees paid to GCM and Greenbacker Administration by the Company, see “Note 5. — Related Party Agreements and Transaction Agreements” in the Notes to the Company’s Consolidated Financial Statements (Investment Basis) contained in the Company’s Annual Report.

In addition, immediately prior to the Acquisition, GCM received $233,225 in consideration for the divestiture of shares of the Company it owned.

Modified Special Unit

In accordance with the terms of the Fourth Amended and Restated Limited Liability Company Operating Agreement (the “Fourth Operating Agreement”), a wholly owned subsidiary of GCM (the “Special Unitholder”) was the holder of a special unit of membership interest in the Company, which, prior to the completion of the Acquisition, entitled it to receive the Performance Participation Fee and Liquidation Performance Participation Fee, each as described in detail in “Note 5. — Related Party Agreements and Transaction Agreements” in the Notes to the Consolidated Financial Statements (Investment Basis) contained in the Company’s Annual Report. Prior to the Acquisition, under the Fourth Operating Agreement, the Liquidation Performance Participation Fee payable to the Special Unitholder was equal to 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as measured immediately prior to liquidation. Adjusted capital was defined as the Company’s net asset value immediately prior to the time of a liquidation or a listing. In the event of any liquidity event that involved a listing of the Company’s shares, or a transaction in which the Company’s shareholders received shares of a company that was listed on a national securities exchange, the Liquidation Performance Participation Fee would have been equal to 20.0% of the amount, if any, by which the Company’s listing value following such liquidity event exceeded the adjusted capital, as calculated immediately prior to such listing (the “Listing Premium”). Any such Listing Premium and related Liquidation Performance Participation Fee would be determined and payable in arrears 30 days after the commencement of trading following such liquidity event.

Following the Acquisition, under the Fifth Operating Agreement, the Company issued a new membership interest (the “Liquidation Performance Unit”) to GB Liquidation Performance Holder LLC (the “LPU Holder”), which entitled it to receive a distribution upon listing or liquidation on the same terms described above with the exception that amounts that may be earned upon the occurrence of a listing of the Company’s shares (or a transaction in which the Company’s shareholders receive shares of a company that is listed) on a national securities exchange are no longer payable in cash, but only in additional Class P-I Shares, which will be valued for such purpose at their then fair market value as determined in accordance with the terms of the Fifth Operating Agreement at the time of such listing. In the case of a liquidation of the Company, amounts payable may be paid in additional shares of the Company, other securities and/or cash. Please refer to “Note 17. — Members’ Equity” in the Notes to the Consolidated Financial Statements (Non-Investment Basis) contained in the Company’s Annual Report for additional information on the Liquidation Performance Unit. In connection with the Acquisition, certain of our executive officers and directors and their affiliates received shares of the Company, including the following:

Name	P-I Shares	Cash Value	LPU Shares(1)	EO Shares(1)
Charles Wheeler	1,929,992.14	$16,980,071	1,635,347	793,345.60
David Sher	1,242,996.29	$10,935,881	1,062,827	510,936.05
Spencer Mash	1,120,997.35	$9,862,535	986,385	625,608.93
Richard Butt (2)	1,127,544.62	$9,920,138	891,562	463,490.26
Mehul Mehta	742,440.01	$6,531,987	712,072	493,233.70
Michael Landenberger	37,388.83	$328,947	49,567	75,086.11
Robert Brennan	2,142,139.84	$18,846,546	1,695,523	881,440.36

(1)	LPU Shares and EO Shares currently have a cash value of $0.

(2)	Mr. Butt served as the Company and GCM’s Chief Financial Officer until July 2022.

Registration Rights Agreement

In connection with the Acquisition, the Company, GREC, Group LLC and the LPU Holder entered into a customary registration rights agreement pursuant to which GREC has agreed to use commercially reasonable efforts to prepare and file with the SEC not later than 12 months from the beginning of the first full calendar month following completion of an initial public offering by GREC a shelf registration statement relating to the resale of shares of common stock of GREC that may in the future be held by Group LLC, the LPU Holder and/or their respective members to the extent their shares of the Company are repurchased, redeemed, exchanged or converted into shares of common stock of GREC. GREC has agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights.

Managed Funds

Prior to the Acquisition, GREC made a direct equity investment in Greenbacker Development Opportunities Fund I, LP (“GDEV”). As the initial investor, GREC was awarded a 10.00% carried interest participation in Greenbacker Development Opportunities Fund GP I, LLC (“GDEV GP”), the general partner of GDEV and Greenbacker Development Opportunities Fund I (B), LP. On May 19, 2022, in conjunction with the Acquisition and specifically the acquisition of a 75.00% equity interest stake in GDEV GP, the Company assumed GDEV GP’s additional commitment to GDEV. Prior to the transaction, GREC had an equity interest of approximately 7.37% in GDEV (fair value of approximately $3.8 million as of May 19, 2022). As a result of the acquisition of 75.00% of the equity interests in GDEV GP, the Company acquired an additional 2.80% equity interest in GDEV (fair value of approximately $1.4 million as of May 19, 2022). Additionally, prior to the Acquisition, Charles Wheeler, David Sher, Mehul Mehta and Robert Brennan had an aggregate equity interest of less than 1.00% in GDEV and they still have such equity interest. An employee of the Company holds the remaining 25.00% of the equity interest in GDEV GP. On November 18, 2022, GREC sold its investment in GDEV to an unrelated third party for $5,658,467, resulting in a realized gain of $286,637. As of December 31, 2022, GDEV GP held 3.70% of the interests in GDEV, with a fair value of $2,325,983.

The Company, through GCM, has entered into management and advisory agreements with its managed funds, for which certain officers of the Company or GCM may also serve as officers or own interests in such managed funds, and receives management and performance-based fees pursuant to these agreements. For a description of these managed funds and the management and other fees earned by and payable to the Company, see “GCM Managed Funds” in “Note 14. — Related Parties” in the Notes to the Company’s Consolidated Financial Statements (Non-Investment Basis) contained in the Company’s Annual Report.

2021 Related Transactions

Prior Agreements

Prior to the Acquisition, GCM was responsible for managing the Company on a day-to-day basis. The Company had previously entered into an advisory agreement with GCM, which entitled GCM and certain of its affiliates to specified fees upon the provision of services with regard to the ongoing management of the Company. GCM was wholly owned by Group LLC, which was primarily owned by certain of the Company’s directors and/or officers. In addition, the Company’s former Chief Financial Officer was also a minority owner and officer of GCM. For the year ended December 31, 2021, the Company paid management fees, performance participation fees and expense reimbursement fees in the aggregate amount of $26,612,768 to GCM as its advisor and Greenbacker Administration as its administrator.

The Company had also previously entered into license agreements with Group LLC and an administration agreement with Greenbacker Administration to provide the Company with administrative services.

GDEV

Prior to the Acquisition, GDEV possessed the same investment advisor as the Company. In April 2021, the Company increased its limited partner commitment to GDEV to $7,500,000. As of December 31, 2021, $7,242,495 of the commitment was funded—the fair value of this investment was $7,580,119. Further, as part of the agreement between GDEV and the Company, the Company was issued a membership interest in GDEV GP. The Company’s Board of Directors, including a majority of independent directors, approved the investment and the agreement with GDEV GP.

For a further description of the transactions described in this section, see “Note 5. — Related Party Agreements and Transaction Agreements” in the Notes to the Company’s Consolidated Financial Statements (Investment Basis) contained in the Company’s Annual Report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is empowered to appoint a firm to serve as the Company’s independent registered public accounting firm. KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. The Audit Committee has not yet appointed the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Shareholder approval of our accounting firm is not required by our Fifth Operating Agreement or otherwise required to be submitted to the shareholders. The Company knows of no direct financial or material indirect financial interest of KPMG in the Company. A representative of KPMG will be available by telephone or in person to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit and Non-Audit Fee Table

Set forth in the table below are the fees invoiced for audit and other services provided by KPMG for the Company’s fiscal years ended December 31, 2022 and 2021.

Fiscal Year	Audit Fees(1)	Audit - Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2022	$2,083,552	$—	$68,485	$—
2021	$1,134,350	$—	$129,790	$—

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements and review of the Company’s quarterly consolidated financial statements and audit services provided in connection with the Company’s quarterly and annual statutory or regulatory filings.

(2)	Audit-related fees consisted of all fees associated with statutory and regulatory filings other than the Company’s quarterly and annual statutory and regulatory filings, such as fees to issue consents for the Company’s filing of registration statements.

(3)	Tax fees consisted of tax compliance fees.

(4)	Other fees billed in the reporting periods for products and services provided by KPMG, including consents for the Company’s audited financial statements to be included in various SEC filings.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company. All of the audit and non-audit services described above for which KPMG billed the Company for the fiscal years ended December 31, 2022 and 2021 were pre-approved by the Audit Committee. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $25,000 provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and KPMG the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2022. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee has reviewed the audit fees paid by the Company to KPMG. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting KPMG from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 be included in the Company’s Annual Report for filing with the SEC.

April 17, 2023

The Audit Committee

Kathleen Cuocolo, Chair
Cynthia Curtis
Robert Herriott
David Kastin

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s shareholders are being asked to consider the following seven individuals, all of whom are currently serving on the Company’s Board of Directors, to serve as directors until the next Annual Meeting of Shareholders or until their successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal from office:

Name	Position with Greenbacker Renewable Energy Company LLC
Charles Wheeler	Chairman, President & Chief Executive Officer
Robert Brennan	Director
David Sher	Director
Kathleen Cuocolo	Independent Director
Cynthia Curtis	Independent Director
Robert Herriott	Independent Director
David M. Kastin	Independent Director

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board of Directors to recommend him or her as a nominee for director are described in the section entitled “Corporate Governance Matters” above.

All of the nominees have indicated their willingness to serve, if elected. However, if any nominee should be unable or unwilling to serve, the Board of Directors may designate a substitute nominee, in which case the persons designated as proxies will cast votes for the election of such substitute nominee. Alternatively, the Board of Directors may allow the vacancy to remain open until a suitable candidate is located and nominated or may adopt a resolution to decrease the authorized number of directorships.

The Company did not receive any shareholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Required Vote

Director nominees are elected by a plurality of the votes cast at the Annual Meeting, meaning that the seven director nominees receiving the highest number of affirmative votes will be elected.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” votes, withheld votes and broker non-votes.

Brokers who hold Shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from their clients. If the organization that holds your Shares does not receive instructions from you on how to vote your Shares on the other matters being considered at the Annual Meeting, the organization that holds your Shares will inform the Company that it does not have the authority to vote on this matter with respect to your Shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum but will not otherwise affect voting results. We encourage you to provide voting instructions to the organization that holds your Shares by carefully following the instructions provided in the Notice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF THE NAMED DIRECTORS.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Shareholders are being asked to consider advisory approval of the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and related material disclosed in this Proxy Statement). With respect to this proposal, shareholders may vote “FOR” or “AGAINST” or mark your proxy “ABSTAIN.”

Our executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements. Our executive compensation program is designed to attract, retain, motivate, and reward key executives and align their interests with those of our shareholders. We compensate our executive officers with a combination of cash and equity awards. We believe that our executive compensation program and the corresponding executive compensation detailed in this Proxy Statement are aligned with the long-term interests of our shareholders.

Accordingly, the following advisory and non-binding resolution will be presented to our shareholders at the 2023 Annual Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in our Proxy Statement for our 2023 Annual Meeting, including the compensation tables and other narrative executive compensation disclosure under “Executive Officer Compensation” in this Proxy Statement for our 2023 Annual Meeting.

As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and intends to consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of approving the Company’s executive compensation.

Required Vote

Under Article XII of the Fifth Operating Agreement, a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Annual Meeting, unless more than a majority of the votes cast is required by statute or the Fifth Operating Agreement. Inasmuch as Proposal 2 does not require a greater vote by statute or the Fifth Operating Agreement, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to approve the Company’s executive compensation. Abstentions are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” votes, “AGAINST” votes and broker non-votes.

Brokers who hold Shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from their clients. If the organization that holds your Shares does not receive instructions from you on how to vote your Shares on the other matters being considered at the Annual Meeting, the organization that holds your Shares will inform the Company that it does not have the authority to vote on this matter with respect to your Shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results. We encourage you to provide voting instructions to the organization that holds your Shares by carefully following the instructions provided in the Notice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE,

ON A NON-BINDING, ADVISORY BASIS, FOR

THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: ADVISORY VOTE TO DETERMINE WHETHER THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION SHOULD OCCUR EVERY YEAR, EVERY TWO YEARS, OR EVERY THREE YEARS

SEC rules require that the Company seek an advisory vote as to whether advisory approval of the Company’s executive compensation should occur every year, every two years, or every three years. The Board of Directors recommends that shareholders determine, on a non-binding, advisory basis, that the advisory vote on the Company’s executive compensation should occur every year. Should our shareholders determine that the frequency of the “say-on-pay” vote should be “every year” the next “say-on-pay” vote would occur at the Company’s 2024 annual meeting of shareholders.

This “say-when-on-pay” vote is a non-binding, advisory vote on the frequency of when to approve the Company’s compensation for its named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the following compensation tables and related material disclosed in this Proxy Statement). With respect to this proposal, shareholders may vote for “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” or mark your proxy “ABSTAIN.”

This vote is an advisory vote, and therefore the result will be non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Required Vote

Under Article XII of the Fifth Operating Agreement, a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Annual Meeting, unless more than a majority of the votes cast is required by statute or the Fifth Operating Agreement. Inasmuch as Proposal 3 does not require a greater vote by statute or the Fifth Operating Agreement, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to determine the recurrence of the advisory vote on the Company’s executive compensation. Abstentions are not votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes for “EVERY YEAR,” “EVERY TWO YEARS” and “EVERY THREE YEARS” and broker non-votes.

Brokers who hold Shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from their clients. If the organization that holds your Shares does not receive instructions from you on how to vote your Shares on the other matters being considered at the Annual Meeting, the organization that holds your Shares will inform the Company that it does not have the authority to vote on this matter with respect to your Shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results. We encourage you to provide voting instructions to the organization that holds your Shares by carefully following the instructions provided in the Notice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE,

ON A NON-BINDING, ADVISORY BASIS, FOR

SEEKING THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

EVERY YEAR.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Company’s Fifth Operating Agreement requires the Company to hold an annual meeting of shareholders for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Company’s Board of Directors. In addition, the Company will hold special meetings as required or deemed desirable or upon the request of the holders of at least 10% of the Company’s outstanding Shares entitled to vote. Shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2024 annual meeting of shareholders, the Company’s Secretary must receive the written proposal at the Company’s principal executive offices no earlier than the 150th day and no later than 5:00 P.M., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the Notice of Annual Meeting for the 2023 Annual Meeting. Accordingly, any notice given by a shareholder pursuant to these provisions of the Fifth Operating Agreement must be received no earlier than November 21, 2023, and not later than the close of business on December 21, 2023. However, in the event that the Company holds its 2024 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2023 Annual Meeting, the Company will disclose the new deadline by which shareholders proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

Shareholder proposals to be presented at the 2024 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement for the 2024 annual meeting of shareholders, must be received in writing at the Company’s corporate offices no later than March 5, 2024 (45 days before the one-year anniversary of the date this proxy statement is mailed to you).

In addition to satisfying the notice requirements under the Fifth Operating Agreement, any shareholder who intends to solicit proxies in support of director nominees other than management’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than management’s nominees at least 60 days before the anniversary of the prior year’s annual meeting, which, for statements delivered with respect to the 2024 annual meeting of shareholders, will be April 1, 2024. If the 2024 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the 2023 Annual Meeting, shareholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2024 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of shareholders is first made.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

The Company and some brokers may be householding the Company’s proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you are a shareholder of record. You can notify the Company by sending a written request by mail to Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169 or by contacting the Company at (646) 720-9463. In addition, the Company will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

GREENBACKER RENEWABLE ENERGY COMPANY LLC
230 Park Avenue, Suite 1560
New York, NY 10169

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 31, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Company”), for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, to be held virtually at 9:00 A.M., Eastern Time, on Tuesday, May 31, 2023. The meeting can be accessed by visiting www.proxypush.com/greenbacker,where you will be able to listen to the meeting live and vote online. This Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about April 19, 2023 and are available at www.greenbackercapital.com/greenbacker-renewable-energy-company.

The undersigned hereby appoints Spencer Mash as proxy of the undersigned with full power of substitution to attend the Annual Meeting and vote as designated on the reverse side all of the shares of limited liability company interests (“Shares”) held of record by the undersigned. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

Proposal No. 1: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL TO ELECT THE DIRECTORS.

Proposal No. 2: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

Proposal No. 3: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL TO SEEK THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION EVERY YEAR.

If any other business is presented at the meeting, this proxy will be voted by the proxy in his best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares during the meeting, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Dated _____________

Signature(s) (Title(s), if applicable) (Sign in the Box)

Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

Please refer to the Proxy Statement discussion of these matters.

Proposal No. 1:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR PROPOSAL NO. 1.

As to any other matter, said proxy shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	To elect seven directors for the ensuing year or until their successors are elected and qualify.

	Nominees:	FOR	WITHHOLD
	(01) David Sher	☐	☐
	(02) Charles Wheeler	☐	☐
	(03) Kathleen Cuocolo	☐	☐
	(04) Robert Herriott	☐	☐
	(05) David M. Kastin	☐	☐
	(06) Robert Brennan	☐	☐
	(07) Cynthia Curtis	☐	☐

Proposal No. 2:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR PROPOSAL NO. 2.

As to any other matter, said proxy shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Advisory resolution approving the Company’s executive compensation.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Proposal No. 3:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR EVERY YEAR FOR PROPOSAL NO. 3.

As to any other matter, said proxy shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY YEAR IN THE FOLLOWING:

1.	Advisory vote to determine whether the advisory vote on the Company’s executive compensation should occur every year, every two years or every three years.	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN

		☐	☐	☐	☐

PLEASE SIGN ON REVERSE SIDE